Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Caroline B. Manogue, James J. Connors, II and Jeffrey R. Black, and each of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact and agents to:

(1)	execute and deliver for and on behalf of the undersigned the Registration Statement on Form S-8 (the “Registration Statement”) and any amendments thereto required to be filed under the Securities Act of 1933 and the rules thereunder in each of the undersigned’s capacity as a director of the Registrant:

(2)	do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete and execute the Registration Statement and timely file such Registration Statement with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to such attorney-in-fact and agent full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution of revocation, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein grants. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with the Securities Act and the rules and regulations promulgated thereunder. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Registration Statement and any amendments thereto, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carol A. Ammon Carol A. Ammon	Chairman, Chief Executive Officer and Director	December 3, 2004

/s/ Brian T. Clingen Brian T. Clingen	Director	December 3, 2004

/s/ Michael B. Goldberg Michael B. Goldberg	Director	December 3, 2004

/s/ Michael Hyatt Michael Hyatt	Director	December 3, 2004

/s/ Roger H. Kimmel Roger H. Kimmel	Director	December 3, 2004

/s/ Frank Loverro Frank Loverro	Director	December 3, 2004

/s/ Clive A. Meanwell Clive A. Meanwell M.D., Ph.D.	Director	December 3, 2004

/s/ Michael W. Mitchell Michael W. Mitchell	Director	December 3, 2004

/s/ Joseph T. O’Donnell, Jr. Joseph T. O’Donnell, Jr.	Director	December 3, 2004

/s/ David I. Wahrhaftig David I. Wahrhaftig	Director	December 3, 2004